EXHIBIT 99.1

DIEDRICH COFFEE, INC. NOTIFIED OF CONTINUED LISTING ON

THE NASDAQ NATIONAL MARKET

IRVINE, Calif., June 27, 2005 – Diedrich Coffee, Inc. (Nasdaq: DDRX), a leading roaster and retailer of gourmet coffee in Southern California, announced today that it received a letter from the Nasdaq Office of General Counsel, Listing Qualifications Hearings indicating that the Listing Qualifications Hearings Panel has determined to continue the listing of the Company’s common stock on The Nasdaq National Market. Effective at the Market’s opening of business on Monday, June 27, 2005, the Company’s trading symbol was changed from “DDRXE” back to “DDRX.”

On June 14, 2005, the Company filed its Form 10-Q for the quarter ended March 19, 2005. On June 16, 2005, representatives of the Company appeared before the Listing Qualifications Hearings Panel regarding the delay in the filing of the Form 10-Q. The Form 10-Q filing was delinquent as a result of the inability of the Company’s former independent auditors to complete a review of a proposed restatement of prior year financial statements, despite receiving supporting documents for the proposed restatement from the Company in early April. That audit is ongoing and the Company’s former independent auditors have not indicated when their review might be completed. The Company believes that, subject to results of the ongoing audit, the proposed restatement will reduce prior year earnings by $498,000, or approximately 1.5% of shareholder’s equity. Approximately 80% of the cumulative restatement relates to fiscal 2002 and prior years.

After reviewing the Company’s Form 10-Q for the quarter ended March 19, 2005 and information presented by the Company regarding its proposed restatement of financial information for fiscal years 2002, 2003 and 2004, the Nasdaq Listing Qualifications Staff determined that the Company was in compliance with all requirements for continued listing on The Nasdaq National Market. The letter from the Listing Qualifications Hearings Panel stated that the Panel based its decision to continue to list the Company’s common stock on The Nasdaq National Market on the Staff’s determination that the Company was in compliance with the continued listing standards, the Panel’s assessment of the relatively modest nature of the proposed restatement, and the fact that the Company has current financial information, which it continues to stand by, in its recently filed Form 10-Q.

About Diedrich Coffee

With headquarters in Irvine, California, Diedrich Coffee specializes in sourcing, roasting and selling the world’s highest quality coffees. The Company’s three brands are Gloria Jean’s Coffees, Diedrich Coffee, and Coffee People. The Company’s 199 retail outlets, the majority of which are franchised, are located in 33 states. Diedrich Coffee also sells its coffees through more than 460 wholesale accounts including office coffee service distributors, restaurants and specialty retailers, via mail order and the Internet. For more information about Diedrich Coffee, call (800) 354-5282, or visit the Company’s Web sites at www.diedrich.com, www.gloriajeans.com, or www.coffeepeople.com.

Forward-Looking Statements

Statements in this news release that relate to future plans, financial results or projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and fall under the safe harbor. Actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including, but not limited to, the successful management of Diedrich Coffee’s growth strategy, risks that arise in the context of operating a business with significant franchise operations, the impact of competition, the availability of working capital and other risks and uncertainties described in detail under “Risk Factors and Trends Affecting Diedrich Coffee and its Business” in the Company’s annual report on Form 10-K/A for the fiscal year ended June 30, 2004.

Information Contact:	Marty Lynch, Chief Financial Officer
(949) 260-1600

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